UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2005

MICROFINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS

(State or other jurisdiction of incorporation)

1-14771	04-2962824
(Commission file number)	(IRS Employer Identification Number)

10-M Commerce Way, Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 781-994-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 9, 2005, the Securities and Exchange Commission approved certain amendments to the continued listing criteria for issuers with a class of securities registered on the New York Stock Exchange (the “NYSE”), under Rule 802.01(B)(I) of the NYSE’s Listed Company Manual. Under the new continued listing requirements, as they apply to MicroFinancial Incorporated (the “Company”), one of the conditions which would cause the Company to fall “below criteria” is if the Company’s average market capitalization is less than $75 million over a 30 trading-day period and, at the same time, its stockholders’ equity is less than $75 million. The listing standards previously in effect required the Company to maintain market capitalization or stockholders’ equity over $50 million, among other standards, in order to meet the continued listing requirements. The Company was in full compliance with the listing standards previously in effect.

On August 1, 2005, the Company received official notice from the NYSE that it failed to meet the new continued listing requirements, as its total market capitalization was less than $75 million over a 30 trading-day period and its stockholders’ equity was less than $75 million. In its press release issued July 27, 2005 announcing its results of operations for its second fiscal quarter of 2005, the Company reported total stockholders’ equity of approximately $58.7 million as of June 30, 2005. In addition, based on 13,712,649 shares outstanding as of July 29, 2005, and the reported closing price of the Company’s common stock on the NYSE on that date, the Company had a market capitalization of approximately $65.0 million as of that date.

Under the applicable NYSE compliance procedures, the Company has 45 days from the date of its receipt of the notice to submit a plan to the NYSE to demonstrate its ability to achieve compliance with the continued listing standards within 18 months. The Company currently intends to submit such a plan. Beginning August 8, 2005, the NYSE will make available on its consolidated tape an indicator, “.BC,” to reflect that the Company is below the NYSE’s quantitative continued listing standards. In order to achieve compliance with the new continued listing standards, the Company would have to increase its stockholders’ equity to $75 million, or to demonstrate a market capitalization of at least $75 million, but not necessarily both, for two consecutive quarters. If the Company fails to submit a compliance plan, if the NYSE does not accept its plan, or if the Company is unable to gain compliance with the new standards, the Company would be forced to transfer its listing to another exchange.

On August 3, 2005, the Company issued a press release announcing its receipt of the notice from the NYSE. A copy of that press release is attached to this Current Report as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Exhibit Title

Exhibit 99	Press Release dated August 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED

Registrant

By:	/s/ James R. Jackson, Jr.
James R. Jackson, Jr.

Vice President and Chief Financial Officer

Dated: August 4, 2005